CUSTODY AGREEMENT


     This AGREEMENT, dated as of November 27, 2002, by and between the Amstar Investment Trust (the "Trust"), a business trust organized under the laws of the State of Delaware, acting with respect to Amstar Value Fund, Amstar Total Return Fund, Amstar International Equity Fund and Amstar High Yield Fund (individually a "Fund" as a group the "Funds") each a series of the Trust and operated and administered by the Trust, and US BANK, N.A., (the "Custodian").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Trust desires that the Funds Securities and cash be held and administered by the Custodian pursuant to this Agreement;

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS,   the  Custodian   represents   that  it  is  a  bank  having  the
qualifications prescribed in Section 26(a)(i) of the 1940 Act.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and the Custodian hereby agree as follows:

                                    ARTICLE I
                                    ---------
                                   DEFINITIONS
                                   -----------

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     1.1 "Authorized Person" means any Officer or other person duly authorized by resolution of the Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Funds and named in Exhibit A hereto or in such resolutions of the Board of Trustees, certified by an Officer, as may be received by the Custodian from time to time.

     1.2 "Board of Trustees" shall mean the Trustees from time to time serving under the Trust's Agreement and Declaration of Trust, as from time to time amended.

     1.3 "Book-Entry System" shall mean a federal book-entry system as provided in



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

Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

     1.4 "Business Day" shall mean any day recognized as a settlement day by The New York Stock Exchange, Inc. and any other day for which the Trust computes the net asset value of Shares of the Funds.

     1.5 "Fund Custody Account" shall mean any of the accounts in the name of the Trust, which is provided for in Section 3.2 below.

     1.6 "NASD" shall mean The National Association of Securities Dealers, Inc.

     1.7 "Officer" shall mean the Chairman, President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Trust.

         1.8 "Oral Instructions" shall mean instructions orally transmitted to and accepted by the Custodian because such instructions are: (i) reasonably believed by the Custodian to have been given by an Authorized Person, (ii) recorded and kept among the records of the Custodian made in the ordinary course of business; and (iii) orally confirmed by the Custodian. The Trust shall cause all Oral Instructions to be confirmed by Written Instructions prior to the end of the next Business Day. If such Written Instructions confirming Oral Instructions are not received by the Custodian prior to a transaction, it shall in no way affect the validity of the transaction or the authorization thereof by the trust. If Oral Instructions vary from the Written Instructions, which purport to confirm them, the Custodian shall notify the Trust of such variance but such Oral Instructions will govern unless the Custodian has not yet acted.

     1.9  "Proper   Instructions"   shall  mean  Oral  Instructions  or  Written
Instructions. Proper Instructions may be continuing Written Instructions when deemed appropriate by both parties.

     1.10 "Securities Depository" shall mean The Depository Trust Company and (provided that Custodian shall have received a copy of a resolution of the Board of Trustees, certified by an Officer, specifically approving the use of such clearing agency as a depository



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

for the Funds) any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities and Exchange Act of 1934 as amended (the "1934 Act"), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

     1.11 "Securities" shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian has the facilities to clear and to service.

     1.12 "Shares" shall mean, with respect to the Funds, the units of beneficial interest issued by the Trust on account of the Funds.

         1.13 "Sub-Custodian" shall mean and include (i) any branch of a "U.S. Bank," as that term is defined in Rule 17f-5 under the 1940 Act, (ii) any "Eligible Foreign Custodian," as that term is defined in Rule 17f-5 under the 1940 Act, having a contract with the Custodian which the Custodian has determined will provide reasonable care of assets of the Funds based on the standards specified in Section 3.3 below. Such contract shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Funds will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Funds assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-Custodian or its creditors except a claim of payment for their safe custody or administration, in the case of cash deposits, liens or rights in favor of creditors of the Sub-Custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Funds assets will be freely transferable without the payment of money or value other than for safe custody or administration;
(iv) that adequate records will be maintained identifying the assets as belonging to the Funds or as being held by a third party for the benefit of the Funds; (v) that



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

the Funds independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Funds will receive periodic reports with respect to the safekeeping of the Funds assets, including, but not limited to, notification of any transfer to or from the Funds account or a third party account containing assets held for the benefit of the Funds. Such contract may contain, in lieu of any or all of the provisions specified above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for Fund assets as the specified provisions, in their entirety.

     1.14 "Written Instructions" shall mean (i) written communications actually received by the Custodian and signed by an Authorized Person, or (ii) communications by telex or any other such system from one or more persons reasonably believed by the Custodian to be Authorized Persons, or (iii) communications between electro-mechanical or electronic devices provided that the use of such devices and the procedures for the use thereof shall have been approved by resolutions of the Board of Trustees, a copy of which, certified by an Officer, shall have been delivered to the Custodian.

                                   ARTICLE II
                                   ----------
                            APPOINTMENT OF CUSTODIAN
                            ------------------------

     2.1 Appointment. The Trust hereby constitutes and appoints the Custodian as custodian of all Securities and cash owned by or in the possession of the Funds at any time during the period of this Agreement.

     2.2 Acceptance. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

     2.3 Documents to be Furnished. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement to the Custodian by the trust:

     a. A copy of the Agreement and Declaration of Trust certified by the Secretary;

     b.   A copy of the By-Laws of the Trust certified by the Secretary;

     c. A copy of the resolution of the Board of Trustees of the Trust appointing the Custodian, certified by the Secretary;



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

     d.   A copy of the then current Prospectus of the Funds; and

     e. A certification of the President and Secretary of the Trust setting forth the names and signatures of the current Officers of the Trust and other Authorized Persons.

     2.4 Notice of Appointment of Dividend and Transfer Agent. The Trust agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any Dividend and Transfer Agent of the Funds.

                                   ARTICLE III
                                   -----------
                         CUSTODY OF CASH AND SECURITIES
                         ------------------------------

     3.1 Segregation. All Securities and non-cash property held by the Custodian for the account of the Funds (other than Securities maintained in a Securities Depository or Book-Entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian and shall be identified as subject to this Agreement.

     3.2 Fund Custody Accounts. As to the Funds, the Custodian shall open and maintain in its trust department a custody account in the name of the Trust coupled with the name of the respective Fund, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of such Fund which are delivered to it.

     3.3 Appointment of Agents. (a) In its discretion, the Custodian may appoint one or more Sub-Custodians to act as Securities Depositories or as sub-custodians to hold Securities and cash of a Fund and to carry out such other provisions of this Agreement as it may determine, provided, however, that the appointment of any such agents and maintenance of any Securities and cash of a Fund shall be at the Custodian's expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement.

     (b) If, after the initial approval of Sub-Custodians by the Board of Trustees in connection with this Agreement, the Custodian wishes to appoint other Sub-Custodians to hold property of a Fund, it will so notify the Trust and provide it with information reasonably necessary to determine any such new
Sub-Custodian's eligibility under Rule 17f-5 under the 1940 Act, including a copy of the proposed agreement with such Sub-Custodian. The Trust shall at the meeting of the Board of Trustees next following receipt of such notice and information give a written approval or disapproval of the proposed action.

     (c) The  Agreement  between the  Custodian  and each  Sub-Custodian  acting
hereunder   shall   contain   the   required   provisions   set  forth  in  Rule
17f-5(a)(1)(iii).

     (d) At the end of each calendar quarter, the Custodian shall provide written reports notifying the Board of Trustees of the placement of the Securities and cash of a Fund with a particular Sub-Custodian and of any material changes in a Fund's arrangements. The Custodian shall promptly take such steps as may be required to withdraw assets of a Fund from any Sub-Custodian that has ceased to meet the requirements of Rule 17f-5 under the 1940 Act.

     (e) With respect to its responsibilities under this Section 3.3, the Custodian hereby warrants to the Trust that it agrees to exercise reasonable care, prudence, and diligence such as a person having responsibility for the safekeeping of property of the Funds. The Custodian further warrants that the Funds assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, if maintained with each Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation: (i) the Sub-Custodian's practices, procedures, and internal controls, for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices; (ii) whether the Sub-Custodian has the requisite financial strength to provide reasonable care for Fund assets; (iii) the Sub-Custodian's general reputation and standing and, in the case of a Securities Depository, the Securities Depository's operating history and number of participants; and (iv) whether the Funds will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, such as by virtue of the existence of any offices of the Sub-Custodian in the United States or the Sub-Custodian's consent to service of process in the United States.

     (f) The Custodian shall establish a system to monitor the appropriateness of maintaining the Funds assets with a particular Sub-Custodian and the contract governing the Funds arrangements with such Sub-Custodian.

     3.4 Delivery of Assets to Custodian. The Trust shall deliver, or cause to be delivered, to the Custodian all of the Funds Securities, cash and other assets, including (a) all payments of income, payments of principal and capital distributions received by the Funds with respect to such Securities, cash or other assets owned by the Funds at any time during the period of this Agreement, and (b) all cash received by the Funds for the issuance, at any time during such period, of Shares. The Custodian shall not be responsible for such Securities, cash, or other assets until actually received by it.

     3.5 Securities Depositories and Book-Entry Systems. The Custodian may deposit and/or maintain Securities of the Funds in a Securities Depository or in a Book-Entry System, subject to the following provisions:

     (a) Prior to a deposit of Securities of the Funds in any Securities Depository or Book-Entry System, the Trust shall deliver to the Custodian a resolution of the Board of Trustees, certified by an Officer, authorizing and instructing the Custodian on an on-going basis to deposit in such Securities Depository or Book-Entry System all Securities eligible for deposit therein and to make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.

     (b) Securities of the Funds kept in a Book-Entry System or Securities Depository shall be kept in an account ("Depository Account") of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

     (c) The records of the Custodian with respect to Securities of the Funds maintained in a Book-Entry System or Securities Depository shall, by book-entry, identify such Securities as belonging to such Fund.

     (d) If Securities purchased by the Funds are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Fund. If Securities sold by the Funds are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Fund.

     (e) The Custodian shall provide the Trust with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of the Funds are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

     (f) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Trust for any loss or damage to the Funds resulting (i) from the use of a Book-Entry System or Securities Depository by reason of any negligence or willful misconduct on the part of the Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above or any of its or their employees, or (ii) from failure of the Custodian or any such Sub-Custodian to enforce effectively such rights as it may have against a Book-Entry System or Securities Depository. At its election, the Trust shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person from any loss or damage to the Funds arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Funds have not been made whole for any such loss or damage.

     3.6 Disbursement of Moneys from Fund Custody Account. Upon receipt of Proper Instructions, the Custodian shall disburse moneys from the Funds Custody Account but only in the following cases:

     (a) For the purchase of Securities for the Funds but only in accordance with Section 4.1 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any Sub-Custodian appointed pursuant to Section 3.3 above) of such Securities registered as provided in Section 3.9 below or in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.5 above; (ii) in the case of options on Securities, against delivery to the Custodian (or such Sub-Custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or such Sub-Custodian) of evidence of title thereto in favor of the Funds or any nominee referred to in Section 3.9 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Trust and a bank which is a member of the Federal
Reserve System or between the Trust and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian's account at a Book-Entry System or Securities Depository with such Securities;

     (b) In connection with the conversion, exchange or surrender, as set forth in Section 3.7,

     (c) For the payment of any dividends or capital gain distributions declared by the Funds;

     (d) In payment of the redemption price of Shares as provided in Section 5.1 below;

     (e) For the payment of any expense or liability incurred by the Funds, including but not limited to the following payments for the account of the
Funds: interest; taxes; administration, investment advisory, accounting, auditing, transfer agent, custodian, trustee and legal fees; and other operating expenses of the Funds; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

     (f) For transfer in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Funds;

     (g) For transfer in accordance with the provision of any agreement among the Trust, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Funds;

     (h)  For  the  funding  of  any   uncertificated   time  deposit  or  other
interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

     (i) For any other proper purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Trustees, certified by an Officer, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

     3.7 Delivery of Securities from Fund Custody Account. Upon receipt of Proper Instructions, the Custodian shall release and deliver Securities from the Funds Custody Account but only in the following cases:

     (a) Upon the sale of Securities for the account of a Fund but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;

     (b) In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section 3.5 above;

     (c) To an offeror's depository agent in connection with tender or other similar offers for Securities of the Funds; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     (d) To the issuer thereof or its agent (i) for transfer into the name of the Funds, the Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above, or of any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

     (e) To the broker selling Securities, for examination in accordance with the "street delivery" custom;

     (f) For exchange or conversion pursuant to any plan or merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

     (g) Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by the Funds;

     (h) In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities, and cash, if any, are to be delivered to the Custodian;

     (i) For delivery in connection with any loans of Securities of the Funds, but only against receipt of such collateral as the Trust shall have specified to the Custodian in Proper Instructions;

     (j) For delivery as security in connection with any borrowings by the Funds requiring a pledge of assets by the Trust, but only against receipt by the Custodian of the amounts borrowed;

     (k) Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust;

     (l) For delivery in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Funds;

     (m) For delivery in accordance with the provisions of any agreement among the Trust, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Funds; or

     (n) For any other proper corporate purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Trustees, certified by an Officer, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made.

     3.8 Actions Not Requiring Proper Instructions. Unless otherwise instructed by the Trust, the Custodian shall with respect to all Securities held for the
Funds:

     (a) Subject to Section 7.4 below, collect on a timely basis all income and other payments to which the Funds are entitled either by law or pursuant to custom in the securities business;

     (b) Present for payment and, subject to Section 7.4 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

     (c) Endorse for collection, in the name of the Funds, checks, drafts and other negotiable instruments;

     (d) Surrender interim receipts or Securities in temporary form for Securities in definitive form;

     (e) Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the Internal Revenue Service ("IRS") and to the Trust at such time, in such manner and containing such information as is prescribed by the IRS;

     (f) Hold for the Funds, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar securities issued with respect to Securities of the Funds; and

     (g) In general, and except as otherwise directed in Proper Instructions, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and assets of the Funds.

     3.9 Registration and Transfer of Securities. All Securities held for the Funds that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System if eligible therefor. All other Securities held for the Funds may be registered in the name of such Fund, the Custodian, or any Sub-Custodian appointed pursuant to Section 3.3 above, or in the name of any nominee of any of them, or in the name of a Book-Entry System, Securities Depository or any nominee of either thereof. The Trust shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees hereinabove referred to or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of the Funds.

     3.10 RECORDS. (a) The Custodian shall maintain, complete and accurate records with respect to Securities, cash or other property held for the Funds, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting
(A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest receivable; and
(iii) canceled checks and bank records related thereto. The Custodian shall keep such other books and records of the Funds as the Trust shall reasonably request, or as may be required by the 1940 Act, including, but not limited to, Section 31 of the 1940 Act and Rule 31a-2 promulgated thereunder. (b) All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the Trust and in compliance with rules and regulations of the Securities and Exchange Commission, (ii) be the property of the Trust and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Trust and employees or agents of the Securities and Exchange Commission, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act.

     3.11 Fund Reports by Custodian. The Custodian shall furnish the Trust with a daily activity statement and a summary of all transfers to or from each Fund Custody Account on the day following such transfers. At least monthly and from time to time, the Custodian shall furnish the Trust with a detailed statement of the Securities and moneys held by the Custodian and the Sub-Custodians for the Funds under this Agreement.

     3.12 Other Reports by Custodian. The Custodian shall provide the Trust with such reports, as the Trust may reasonably request from time to time, on the internal accounting controls and procedures for safeguarding Securities, which are employed by the Custodian or any Sub-Custodian appointed pursuant to Section
3.3 above.

     3.13 Proxies and Other Materials. The Custodian shall cause all proxies relating to Securities which are not registered in the name of the Funds, to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such Securities.

3.14 Information on Corporate Actions.
The Custodian shall promptly deliver to the Trust all information received by the Custodian and pertaining to Securities being held by the Funds with respect to optional tender or exchange offers, calls for redemption or purchase, or expiration of rights as described in the Standards of Service Guide attached as Exhibit B. If the Trust desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Trust shall notify the Custodian at least five Business Days prior to the date on which the Custodian is to take such action. The Trust will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least five Business Days prior to the beginning date of the tender period.

                                   ARTICLE IV
                                   ----------
                 PURCHASE AND SALE OF INVESTMENTS OF THE FUNDS
                 ---------------------------------------------

     4.1 Purchase of Securities. Promptly upon each purchase of Securities for the Funds, Written Instructions shall be delivered to the Custodian, specifying
(a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, and (f) the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased by the Funds pay out of the moneys held for the account of the Funds the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for the Funds, if in the Funds Custody Account there is insufficient cash available to the Funds for which such purchase was made.

     4.2 Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for the purchase of Securities for the Funds is made by the Custodian in advance of receipt of the Securities purchased but in the absence of specified Written Instructions to so pay in advance, the Custodian shall be liable to the Funds for such Securities to the same extent as if the Securities had been received by the Custodian.

     4.3 Sale of Securities. Promptly upon each sale of Securities by the Funds, Written Instructions shall be delivered to the Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any), or other units sold, (c) the date of sale and settlement, (d) the sale price per unit, (e) the total amount payable upon such sale, and (f) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to the Funds as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

     4.4 Delivery of Securities Sold. Notwithstanding Section 4.3 above or any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor. In any such case, the Funds shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any for the foregoing.

     4.5 Payment for Securities Sold, etc. In its sole discretion and from time to time, the Custodian may credit the Funds Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of the Funds, and (iii) income from cash, Securities or other assets of the Funds. Any such credit shall be conditional upon actual receipt by the Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit the Funds to use funds so credited to the Funds Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Funds Custody Account.

4.6
Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to the Trust to facilitate the settlement of a Fund's transactions in the Fund's Custody Account. Any such advance shall be repayable immediately upon demand made by Custodian.

                                    ARTICLE V
                                    ---------
                            REDEMPTION OF FUND SHARES
                            -------------------------

     5.1 Transfer of Funds. From such funds as may be available for the purpose in the relevant Fund Custody Account, and upon receipt of Proper Instructions specifying that the Fundss are required to redeem Shares of the Funds, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank as the Trust may designate with respect to such amount in such Proper Instructions.

     5.2 No Duty Regarding Paying Banks. The Custodian shall not be under any obligation to effect payment or distribution by any bank designated in Proper Instructions given pursuant to Section 5.1 above of any amount paid by the Custodian to such bank in accordance with such Proper Instructions.

                                   ARTICLE VI
                                   ----------
                              SEGREGATED ACCOUNTS
                              -------------------

     Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Funds, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account,

     (a) In accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange
Act), relating to compliance with the rules of The Options Clearing Trust and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Funds,

(b) For purposes of
segregating cash or Securities in connection with securities options purchased or written by the Funds or in connection with financial futures contracts (or options thereon) purchased or sold by the Funds, which constitute collateral for loans of Securities made by the Funds,

     (c) For purposes of compliance by the Funds with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions, and

     (d) For other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees, certified by an Officer, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes. Each segregated account established under this Article VI shall be established and maintained for a single Fund only. All Proper Instructions relating to a segregated account shall specify the Funds involved.

                                  ARTICLE VII
                                  -----------
                            CONCERNING THE CUSTODIAN
                            ------------------------

     7.1 Standard of Care. The Custodian shall use its best efforts and shall act in good faith in carrying out its obligations under this Agreement, and shall be without liability to the Trust or the Funds for any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim unless such loss, damage, cost, expense, liability or claim arises from negligence, bad faith or willful misconduct on its part or on the part of any Sub-Custodian appointed pursuant to Section 3.3 above. The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability (except in the case of negligence, bad faith or willful misconduct) for any action reasonably taken or omitted pursuant to such advice. The Custodian shall promptly notify the Trust of any action taken or omitted by the Custodian pursuant to advice of counsel. The Custodian shall not be under any obligation at any time to ascertain whether the Trust or the Funds is in compliance with the 1940 Act, the regulations thereunder, the provisions of the Trust's charter documents or By-Laws, or its investment objectives and policies as then in effect.

     7.2 Actual Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Funds or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

7.3 No
Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

     7.4 Limitation on Duty to Collect. Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for the Funds if such Securities are in default or payment is not made after due demand or presentation.

     7.5 Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by it pursuant to this Agreement.

     7.6 Express Duties Only. The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

     7.7 Co-operation. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Trust to keep the books of account of the Funds and/or compute the value of the assets of the Funds. The Custodian shall take all such reasonable actions as the Trust may from time to time request to enable the Trust to obtain, from year to year, favorable opinions from the Trust's independent accountants with respect to the Custodian's activities hereunder in connection with (a) the preparation of the Trust's reports on Form N-1A and Form N-SAR and any other reports required by the Securities and Exchange Commission, and (b) the fulfillment by the Trust of any other requirements of the Securities and Exchange Commission.

                                  ARTICLE VIII
                                  ------------
                                INDEMNIFICATION
                                ---------------

8.1 Indemnification by
Trust. The Trust shall indemnify and hold harmless the Custodian and any Sub-Custodian appointed pursuant to Section 3.3 above, and any nominee of the Custodian or of such Sub-Custodian, from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability (including, without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising directly or indirectly (a) from the fact that Securities are registered in the name of any such nominee, or (b) from any action or inaction by the Custodian or such Sub-Custodian (i) at the request or direction of or in reliance on the advice of the Trust, or (ii) upon Proper Instructions, or (c) generally, from the performance of its obligations under this Agreement or any sub-custody agreement with a Sub-Custodian appointed pursuant to Section 3.3 above, provided that neither the Custodian nor any such Sub-Custodian shall be indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from the Custodian's or such Sub-Custodian's negligence, bad faith or willful misconduct. The indemnification herein shall survive the termination of this agreement.

     8.2 Indemnification by Custodian. The Custodian shall indemnify and hold harmless the Trust from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability (including without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising from the negligence, bad faith or willful misconduct of the Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above, or any nominee of the Custodian or of such Sub-Custodian. The indemnification provided for herein shall survive the termination of this agreement.

     8.3 Indemnity to be Provided. If the Trust requests the Custodian to take any action with respect to Securities, which may, in the opinion of the Custodian, result in the Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, the Custodian shall not be required to take such action until the Trust shall have provided indemnity therefor to the Custodian in an amount and form satisfactory to the Custodian.

     8.4 Security. If the Custodian advances cash or Securities to the Funds for any purpose, either at the Trust's request or as otherwise contemplated in this Agreement, or in the event that the Custodian or its nominee incurs, in connection with its performance under this Agreement, any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim
(except such as may arise from its or its nominee's negligence, bad faith or willful misconduct), then, in any such event, any property at any time held for the account of such Fund shall be security therefor, and should the Funds fail promptly to repay or indemnify the Custodian, the Custodian shall be entitled to utilize available cash of the Funds and to dispose of other assets of the Funds to the extent necessary to obtain reimbursement or indemnification.

                                   ARTICLE IX
                                   ----------
                           COMPLIANCE WITH RULE 17F-7
                           --------------------------

     9.1 The Custodian shall, for consideration by the Trust, provide an analysis in accordance with Rule 17f-7(a)(1)(i)(A) under the 1940 Act of the risks associated with maintaining the Funds's foreign assets with each Securities Depository used by the Custodian as of the date hereof (or , in the case of a Securities Depository not used by the Custodian as of the date hereof, prior to the initial placement of the Funds's foreign assets at such Securities Depository) and at which any foreign asset of the Funds are held or are expected to be held. The Custodian will also inform the Trust whether holding assets in a particular Securities Depository is voluntary or compulsory. In connection with the foregoing, the Trust shall notify the Custodian of any Securities Depositories at which it does not choose to have its foreign assets held. The Custodian shall monitor the custody risks associated with maintaining the Funds's foreign assets at each such Securities
Depository on a continuing basis and shall promptly notify the Trust or its adviser of any material changes in such risks.

     9.2 The Custodian shall exercise such reasonable care, prudence and diligence in performing the requirements of Rule 17f-7 under the 1940 Act or, as applicable, in selecting a sub-custodian that will perform the requirements of Rule 17f-7, as a professional custodian having responsibility for safekeeping of foreign assets or delegating such function to a sub-custodian would exercise.

     9.3 Based on the information available to it in the exercise of reasonable care, prudence, and diligence, the Custodian or its designated sub-custodian shall determine the eligibility under Rule 17f-7 of each depository and shall promptly advise the Trust if any such depository ceases to be eligible.

                                ARTICLE X FORCE
                                ---------------
                       MAJEURE; DISASTER RECOVERY SYSTEMS
                       ----------------------------------

     10.1 Force Majeure. Neither the Custodian nor the Trust shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that the Custodian in the event of a failure or delay (i) shall not discriminate against the Funds in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay.

     10.2 Disaster Recovery Systems. The Custodian shall maintain a disaster recovery plan and procedures including provisions for emergency use of electronic data processing equipment, which is reasonable in light of the services to be provided. The Custodian shall, at no additional expense to the Funds take reasonable steps to minimize service interruptions. The Custodian shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided it maintains such plans and procedures.

                                   ARTICLE XI
                                   ----------
                          EFFECTIVE PERIOD; TERMINATION
                          -----------------------------

     11.1 Effective Period. This Agreement shall become effective as of its execution or when the Funds commence operations and shall continue in full force and effect until terminated as hereinafter provided.

     11.2 Termination. Either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than sixty (60) days after the date of the giving of such notice. If a successor custodian shall have been appointed by the Board of Trustees, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (a) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by the Funds and held by the Custodian as custodian, and (b) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Funds at the successor custodian, provided that the Trust shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement. The Trust may at any time immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     11.3 Failure to Appoint Successor Custodian. If a successor custodian is not designated by the Trust on or before the date of termination specified pursuant to Section 10.1 above, then the Custodian shall have the right to deliver to a bank or corporation company of its own selection, which (a) is a "bank" as defined in the 1940 Act and (b) has aggregate capital, surplus and undivided profits as shown on its then most recent published report of not less than $25 million, all Securities, cash and other property held by Custodian under this

Agreement and to transfer to an account of or for the Funds at such bank or trust company all Securities of the Funds held in a Book-Entry System or Securities Depository. Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement.

                                   ARTICLE XII
                                   -----------
                            COMPENSATION OF CUSTODIAN
                            -------------------------

     The Custodian shall be entitled to compensation as agreed upon from time to time by the Trust and the Custodian. The fees and other charges in effect on the date hereof and applicable to the Funds are set forth in Exhibit C attached hereto.

                                  ARTICLE XIII
                                  ------------
                             LIMITATION OF LIABILITY
                             -----------------------

     It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the property of the Trust as provided in the Trust's Agreement and Declaration of Trust, as from time to time amended. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the corporation property of the Trust as provided in the above-mentioned Agreement and the Trust's Agreement and Declaration of Trust.

                                   ARTICLE XIV
                                   -----------
                                     NOTICES
                                     -------

     Unless otherwise specified herein, all demands, notices, instructions, and other communications to be given hereunder shall be in writing and shall be sent or delivered to the recipient at the address set forth after its name herein below:

                  To the Trust:

                  Amstar Investment Trust
                  Robert J. Adler
                  14 Penn Plaza, 225 West 34th Street, Suite 918
                  New York, NY 10122

                  With Copies to:
                  Ultimus Fund Solutions, LLC
                  Wade Bridge
                  135 Merchant Street, Suite 230
                  Cincinnati, OH 45246

                  To Custodian:

                  U.S. Bank, N.A. 425 Walnut Street, M.L. CN-WN-06TC Cincinnati, Ohio 45202
                  Attention: Institutional Trust & Custody
                  Telephone: (513) 632- 2969
                  Facsimile: (262) 790-8708

or at such other address as either party shall have provided to the other by notice given in accordance with this Article XIV. Writing shall include transmissions by or through teletype, facsimile, central processing unit connection, on-line terminal, and magnetic tape.

                                   ARTICLE XIV
                                   -----------
                                  MISCELLANEOUS
                                  -------------

     14.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

     14.2 References to Custodian. The Trust shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the prospectus or statement of additional information for the Funds and such other printed matter as merely identifies Custodian as custodian for the Funds. The Trust shall submit printed matter requiring approval to

Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

     14.3 No Waiver. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

     14.4 Amendments. This Agreement cannot be changed orally and no amendment to this Agreement shall be effective unless evidenced by an instrument in writing executed by the parties hereto.

     14.5 Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

     14.6 Severability. If any provision of this Agreement shall be invalid, illegal, or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

     14.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party hereto without the written consent of the other party hereto.

     14.8 Headings. The headings of sections in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.


IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.
ATTEST:


/s/ Mark Sfarra                      By:/s/ Robert J. Adler
------------------------------          ----------------------------

ATTEST:                              U.S. BANK, N.A.

/s/ Donald W. Kennedy                By:/s/ Lynnette C. Gibson
------------------------------       ------------------------------

                                    EXHIBIT A

                               AUTHORIZED PERSONS


     Set forth below are the names and specimen signatures of the persons authorized by the Trust to administer the Funds Custody Accounts.

Authorized Persons                                     Specimen Signatures

Chairman: Robert J. Adler                            /s/Robert J. Adler


President: Thomas M.. Valenzuela                     /s/Thomas M. Valenzuela


Vice President: Robert G. Dorsey                     /s/Robert G. Dorsey


Vice President: Hendrik J. Laverge                   /s/Hendrick J. Laverge


Secretary: Mark J. Sfarra                            /s/Mark J. Sfarra


Assistant Secretary: John F. Splain                  /s/John F. Splain


Assistant Secretary: Wade R. Bridge                  /s/Wade R. Bridge


Assistant Secretary: Craig J. Hunt                   /s/Craig J. Hunt


Treasurer: Mark J. Seger                             /s/Mark J. Seger


Assistant Treasurer: Theresa A. Minogue              /s/Theresa A. Minogue

Adviser Employees:  Agnes N. Mullady                 /s/Agnes N. Mullady


Transfer Agent/Fund Accountant
Employees:

Tara Davis                                           /s/Tara Davis


Brooke Steinau                                       /s/Brooke Steinau


Jennifer Leamer                                      /s/Jennifer Leamer

                                    EXHIBIT B


                 U.S. BANK INSTITUTIONAL TRUST &CUSTODY SERVICES
                           STANDARDS OF SERVICE GUIDE

                                  August, 2001

     U.S. Bank, N.A. is committed to providing superior quality service to all customers and their agents at all times. We have compiled this guide as a tool for our clients to determine our standards for the processing of security settlements, payment collection, and capital change transactions. Deadlines recited in this guide represent the times required for U.S. Bank, N.A. to guarantee processing. Failure to meet these deadlines will result in settlement at our client's risk. In all cases, U.S. Bank, N.A. will make every effort to complete all processing on a timely basis.

     U.S. Bank, N.A. is a direct participant of the Depository Trust Company, a direct member of the Federal Reserve Bank of Cleveland, and utilizes the Bank of New York as its agent for ineligible and foreign securities.

     For corporate reorganizations, U.S. Bank, N.A. utilizes SEI's Reorg Source, Financial Information, Inc., XCITEK, DTC Important Notices, Capital Changes Daily (CCH) and the Wall Street Journal.

     For bond calls and mandatory puts, U.S. Bank, N.A. utilizes SEI's Bond Source, Kenny Information Systems, Standard & Poor's Corporation, XCITEK, and DTC Important Notices. U.S. Bank, N.A. will not notify clients of optional put opportunities.

     Any securities delivered free to U.S. Bank, N.A., or its agents must be received three (3) business days prior to any payment or settlement in order for the U.S. Bank, N.A. standards of service to apply.

     Should you have any questions regarding the information contained in this guide, please feel free to contact your account representative.


        The information contained in this Standards of Service Guide is subject to change. Should any changes be made U.S. Bank, N.A. will provide you with an updated copy of its Standards of Service Guide.

                                  U.S. BANK, N.A. SECURITY SETTLEMENT STANDARDS
TRANSACTION TYPE                         INSTRUCTIONS DEADLINES*                      DELIVERY INSTRUCTIONS
DTC                                      1:30 P.M. on Settlement Date                 DTC Participant #2803
                                                                                      Agent Bank ID 27895
                                                                                      Institutional #________________
                                                                                      For Account #__________________

Federal Reserve Book Entry               12:30 P.M. on Settlement Date                Federal Reserve Bank of Cleveland
                                                                                      for U.S. Bank, N.A.  ABA# 042000013
                                                                                      CINTI/1050
                                                                                      For Account #_____________

Federal Reserve Book Entry (Repurchase   1:00 P.M. on Settlement Date                 Federal Reserve Bank of Cleveland
Agreement Collateral Only)                                                            for U.S. Bank, N.A.  ABA# 042000013
                                                                                      CINTI/1040
                                                                                      For Account #_____________

PTC Securities                           12:00 P.M. on Settlement Date                PTC For Account BYORK
(GNMA Book Entry)                                                                     U.S. Bank N.A. / 117612

Physical Securities                      9:30 A.M. EST on Settlement Date             Bank of New York
                                         (for Deliveries, by 4:00 P.M. on             One Wall Street- 3rd Floor - Window A
                                          Settlement Date minus 1)                    New York, NY  10286
                                                                                      For account of U.S. Bank, N.A. / Cust #117612
                                                                                      Attn: Donald Hoover

CEDEL/EURO-CLEAR                         11:00 A.M. on  Settlement Date minus 2       Cedel a/c 55021
                                                                                      FFC: a/c 387000
                                                                                      U.S. Bank, N.A. /Global Omnibus

                                                                                      Euroclear a/c 97816
                                                                                      FFC:  a/c 387000
                                                                                      U.S. Bank, N.A./Global Omnibus



Cash Wire Transfer                       3:00 P.M.                                    U.S. Bank,N.A. Cinti/Trust ABA# 042000013
                                                                                      Credit Account #112950027
                                                                                      Account of U.S Bank, N.A. Trust Services
                                                                                      Further Credit to ___________
                                                                                      Account # ___________________

                 * All times listed are Eastern Standard Time.



                             U.S. BANK, N.A. PAYMENT STANDARDS


SECURITY TYPE                                   INCOME                         PRINCIPAL
Equities                                        Payable Date

Municipal Bonds*                                Payable Date                   Payable Date

Corporate Bonds*                                Payable Date                   Payable Date

Federal Reserve Bank Book Entry*                Payable Date                   Payable Date

PTC GNMA's (P&I)                                Payable Date + 1               Payable Date + 1

CMOs *
     DTC                                        Payable Date + 1               Payable Date + 1
     Bankers Trust                              Payable Date + 1               Payable Date + 1

SBA Loan Certificates                           When Received                  When Received

Unit Investment Trust Certificates*             Payable Date                   Payable Date

Certificates of Deposit*                        Payable Date + 1               Payable Date + 1

Limited Partnerships                            When Received                  When Received

Foreign Securities                              When Received                  When Received

*Variable Rate Securities
     Federal Reserve Bank Book Entry            Payable Date                   Payable Date
     DTC                                        Payable Date + 1               Payable Date + 1
     Bankers Trust                              Payable Date + 1               Payable Date + 1


     NOTE: If a payable date falls on a weekend or bank holiday, payment will be made on the immediately following business day.



                                       28



                                U.S. BANK CORPORATE REORGANIZATION STANDARDS



  TYPE OF ACTION               NOTIFICATION TO CLIENT                          DEADLINE FOR CLIENT INSTRUCTIONS       TRANSACTION
                                                                               TO U.S. BANK, N.A.                     POSTING

  Rights, Warrants,            Later of 10 business days prior to expiration   5 business days prior to expiration    Upon receipt
  and Optional Mergers         or receipt of notice

  Mandatory Puts with          Later of 10 business days prior to expiration   5 business days prior to expiration    Upon receipt
  Option to Retain             or receipt of notice

  Class Actions                10 business days prior to expiration date       5 business days prior to expiration    Upon receipt

  Voluntary Tenders,           Later of 10 business days prior to expiration   5 business days prior to expiration    Upon receipt
  Exchanges,                   or receipt of notice
  and Conversions

  Mandatory Puts, Defaults,    At posting of funds or securities received      None                                   Upon receipt
  Liquidations, Bankruptcies,
  Stock Splits, Mandatory
  Exchanges

  Full and Partial Calls       Later of 10 business days prior to expiration   None                                   Upon receipt
                               or receipt of notice



      NOTE:   Fractional shares/par amounts resulting from any of the above will be sold.

                                    EXHIBIT C
                                 U.S. BANK, N.A.
                          DOMESTIC CUSTODY FEE SCHEDULE
                                       FOR
                             AMSTAR INVESTMENT TRUST

U.S. Bank, N.A., as Custodian, will receive monthly compensation for services according to the terms of the following Schedule:

     I. PORTFOLIO TRANSACTION FEES:

          (a)  For each repurchase agreement transaction                 $7.00
          (b)  For each portfolio transaction processed
               through DTC or Federal Reserve                            $9.00
          (c)  For each portfolio transaction processed
               through our New York custodian                           $25.00
          (d)  For each  GNMA/Amortized  Security  Purchase             $25.00
          (e)  For each GNMA Prin/Int Paydown, GNMA Sales                $8.00
          (f)  For each covered call option/future contract
               written, exercised or expired                            $10.00
          (g)  For each Cedel/Euro clear transaction                    $80.00
          (h)  For each Disbursement (Fund expenses only)                $5.00

     A transaction is a purchase/sale of a security, free receipt/free delivery (excludes initial conversion), maturity, tender or exchange.

     II.  MARKET  VALUE FEE

          Based upon an annual  rate of:            Million
          .00024 (2.4 Basis Points) on First        $20
          .00016 (1.6  Basis Points) on Next        $30
          .00012 (1.2 Basis Points) on              Balance

     III. MONTHLY MINIMUM FEE-PER FUND                                 $250.00

     IV. OUT-OF-POCKET EXPENSES
         The only out-of-pocket expenses charged to your account will be shipping fees or transfer fees.

     V.  IRA DOCUMENTS
         Per Shareholder/year to hold each IRA Document $3.00

     VI. EARNINGS CREDITS
         On a monthly basis any earnings credits generated from uninvested custody balances will be applied against any cash management service fees generated.

                                 EXHIBIT C CON'T
                                 U.S. BANK, N.A.
                          CASH MANAGEMENT FEE SCHEDULE
                                       FOR
                             AMSTAR INVESTMENT TRUST


 SERVICES                            UNIT COST ($)    MONTHLY COST ($)

D.D.A. Account Maintenance                              17.00
Deposits                                   .42
Deposited Items                            .119
Checks Paid                                .16
Balance Reporting - P.C. Access                         50.00 Prior Day Module
                                                        10.00 Per Account
                                                          .07  Per Transaction

                                                        60.00 Current Day Module
                                                        15.00 Per Account
                                                          .07 Per Transaction

ACH Transaction                            .105
ACH Monthly Maintenance                                 60.00
ACH Additions, Deletions, Changes          6.00
ACH Stop Payment                           5.00
ACH Debits - Received                       .12
ACH Credits Received                        .08
Deposited Items Returned                   6.00
International Items Returned              10.00
NSF Returned Checks                       27.50
Stop Payments                             27.50
Data Transmission per account                           130.00
Drafts Cleared                              .18
Lockbox Maintenance                                      85.00
Lockbox items Processed                     .38
Miscellaneous Lockbox items                 .12
Account Reconciliation                                   60.00
     Per Item                               .06
Positive Pay                                             75.00
     Per Item                              .015

Invoicing for Service Charge                            15.00
Wires Incoming
     Domestic                             11.00
     International                        11.00
Wires Outgoing
     Domestic                                        International
       Repetitive                         14.00      Repetitive       35.00
       Non-Repetitive                     13.00      Non-Repetitive   40.00
PC - Initiated Wires:
     Domestic                                        International
       Repetitive                         10.00      Repetitive       25.00
       Non-Repetitive                     11.00      Non-Repetitive   25.00
       Customer Initiated                  9.00

Uncollected Charge -- U.S. Bank N.A. Prime Rate as of first of month plus 4% Other available cash management services are priced separately.


                                            US BANK INSTITUTIONAL CUSTODY SERVICES
                                                  GLOBAL CUSTODY FEE SCHEDULE
                                                              FOR
                                                    AMSTAR INVESTMENT TRUST

         -------------------------------------------------------------------------------------------------------------
                   COUNTRY                   INSTRUMENT                 SAFEKEEPING                TRANSACTION
                                                                           (BPS)                       FEE
         ---------------------------- -------------------------- -------------------------- --------------------------
         Argentina                               All                       15.00                       $40
         ---------------------------- -------------------------- -------------------------- --------------------------
         Australia                               All                       2.00                        $30
         ---------------------------- -------------------------- -------------------------- --------------------------
         Austria                           Equities/Bonds                  3.50                        $35
         ---------------------------- -------------------------- -------------------------- --------------------------
         Austria                            Depo Receipt                   20.00                       $35
         ---------------------------- -------------------------- -------------------------- --------------------------
         Austria                             non ATS ALL                   25.00                       $90
         ---------------------------- -------------------------- -------------------------- --------------------------
         Bahrain                                 All                       50.00                      $140
         ---------------------------- -------------------------- -------------------------- --------------------------
         Bangladesh                              All                       40.00                      $150
         ---------------------------- -------------------------- -------------------------- --------------------------
         Belgium                                 All                       2.50                        $45
         ---------------------------- -------------------------- -------------------------- --------------------------
         Benin                                   All                       40.00                      $155
         ---------------------------- -------------------------- -------------------------- --------------------------
         Bermuda                                 All                       15.00                       $60
         ---------------------------- -------------------------- -------------------------- --------------------------
         Bolivia                                 All                       60.00                      $150
         ---------------------------- -------------------------- -------------------------- --------------------------
         Botswana                                All                       25.00                       $50
         ---------------------------- -------------------------- -------------------------- --------------------------
         Brazil                                  All                       15.00                       $35
         ---------------------------- -------------------------- -------------------------- --------------------------
         Bulgaria                                All                       40.00                       $80
         ---------------------------- -------------------------- -------------------------- --------------------------
         Burkina Faso                            All                       40.00                      $155
         ---------------------------- -------------------------- -------------------------- --------------------------
         Canada                                  All                       1.25                        $12
         ---------------------------- -------------------------- -------------------------- --------------------------
         Chile                                   All                       20.00                       $60
         ---------------------------- -------------------------- -------------------------- --------------------------
         China-Shanghai                          All                       15.00                       $65
         ---------------------------- -------------------------- -------------------------- --------------------------
         China-Shenzhen                          All                       15.00                       $65
         ---------------------------- -------------------------- -------------------------- --------------------------
         Columbia                                All                       40.00                      $100
         ---------------------------- -------------------------- -------------------------- --------------------------
         Costa Rica                              All                       15.00                       $60
         ---------------------------- -------------------------- -------------------------- --------------------------
         Croatia                                 All                       35.00                       $65
         ---------------------------- -------------------------- -------------------------- --------------------------
         Cyprus                                  All                       15.00                       $45
         ---------------------------- -------------------------- -------------------------- --------------------------
         Czech Republic                          All                       20.00                       $50
         ---------------------------- -------------------------- -------------------------- --------------------------
         Denmark                                 All                       3.00                        $50
         ---------------------------- -------------------------- -------------------------- --------------------------
         EASDAQ                                  All                       5.50                        $60
         ---------------------------- -------------------------- -------------------------- --------------------------
         Ecuador                                 All                       35.00                       $65
         ---------------------------- -------------------------- -------------------------- --------------------------
         Egypt                                   All                       40.00                      $100
         ---------------------------- -------------------------- -------------------------- --------------------------
         Estonia                                 All                       7.00                        $25
         ---------------------------- -------------------------- -------------------------- --------------------------
         Euromarkets                             All                       1.50                        $10
         ---------------------------- -------------------------- -------------------------- --------------------------
         Finland                                 All                       5.00                        $45
         ---------------------------- -------------------------- -------------------------- --------------------------
         France                                  All                       2.50                        $45
         ---------------------------- -------------------------- -------------------------- --------------------------
         Germany                                 All                       1.00                        $30
         ---------------------------- -------------------------- -------------------------- --------------------------
         Ghana                                   All                       25.00                       $50
         ---------------------------- -------------------------- -------------------------- --------------------------
         Greece                                  All                       20.00                      $105
         ---------------------------- -------------------------- -------------------------- --------------------------
         Guinea Bissau                           All                       40.00                      $155
         ---------------------------- -------------------------- -------------------------- --------------------------
         Hong Kong                               All                       6.00                        $60
         ---------------------------- -------------------------- -------------------------- --------------------------
         Hungary                                 All                       35.00                      $135
         ---------------------------- -------------------------- -------------------------- --------------------------
         Iceland                                 All                       28.00                       $80
         ---------------------------- -------------------------- -------------------------- --------------------------
         India                                   All                       65.00                      $250
         ---------------------------- -------------------------- -------------------------- --------------------------
         Indonesia                               All                       12.00                      $100
         ---------------------------- -------------------------- -------------------------- --------------------------
         Ireland                                 All                       3.00                        $30
         ---------------------------- -------------------------- -------------------------- --------------------------




                                                                  32

         ---------------------------- -------------------------- -------------------------- --------------------------
         Israel                                  All                       15.00                       $45
         ---------------------------- -------------------------- -------------------------- --------------------------
         Italy                                   All                       3.00                        $50
         ---------------------------- -------------------------- -------------------------- --------------------------
         Ivory Coast                             All                       40.00                      $155
         ---------------------------- -------------------------- -------------------------- --------------------------
         Jamaica                                 All                       35.00                       $50
         ---------------------------- -------------------------- -------------------------- --------------------------
         Japan                                   All                       1.50                        $15
         ---------------------------- -------------------------- -------------------------- --------------------------
         Jordan                                  All                       40.00                      $125
         ---------------------------- -------------------------- -------------------------- --------------------------
         Kazakhstan                           Equities                     60.00                      $150
         ---------------------------- -------------------------- -------------------------- --------------------------
         Kazakhstan                             Bonds                      40.00                      $160
         ---------------------------- -------------------------- -------------------------- --------------------------
         Kenya                                   All                       30.00                       $50
         ---------------------------- -------------------------- -------------------------- --------------------------
         Latvia                            Equities/Bonds                  30.00                       $75
         ---------------------------- -------------------------- -------------------------- --------------------------
         Latvia                              Gov't Bonds                   15.00                       $75
         ---------------------------- -------------------------- -------------------------- --------------------------
         Lebanon                                 All                       25.00                       $90
         ---------------------------- -------------------------- -------------------------- --------------------------
         Lithuania                               All                       20.00                       $50
         ---------------------------- -------------------------- -------------------------- --------------------------
         Luxembourg                              All                       4.00                        $25
         ---------------------------- -------------------------- -------------------------- --------------------------
         Malaysia                                All                       6.00                        $80
         ---------------------------- -------------------------- -------------------------- --------------------------
         Mali                                    All                       40.00                      $155
         ---------------------------- -------------------------- -------------------------- --------------------------
         Malta                                   All                       22.00                       $75
         ---------------------------- -------------------------- -------------------------- --------------------------
         Mauritius                               All                       30.00                      $100
         ---------------------------- -------------------------- -------------------------- --------------------------
         Mexico                                  All                       3.00                        $20
         ---------------------------- -------------------------- -------------------------- --------------------------
         Morocco                                 All                       35.00                      $100
         ---------------------------- -------------------------- -------------------------- --------------------------
         Namibia                                 All                       30.00                       $50
         ---------------------------- -------------------------- -------------------------- --------------------------
         Netherlands                             All                       3.00                        $25
         ---------------------------- -------------------------- -------------------------- --------------------------
         New Zealand                             All                       3.00                        $40
         ---------------------------- -------------------------- -------------------------- --------------------------
         Niger                                   All                       40.00                      $155
         ---------------------------- -------------------------- -------------------------- --------------------------
         Nigeria                                 All                       30.00                       $50
         ---------------------------- -------------------------- -------------------------- --------------------------
         Norway                                  All                       3.00                        $45
         ---------------------------- -------------------------- -------------------------- --------------------------
         Oman                                    All                       50.00                      $140
         ---------------------------- -------------------------- -------------------------- --------------------------
         Pakistan                                All                       30.00                      $100
         ---------------------------- -------------------------- -------------------------- --------------------------
         Palestinian                             All                       45.00                      $140
         ---------------------------- -------------------------- -------------------------- --------------------------
         Panama                                  All                       65.00                       $85
         ---------------------------- -------------------------- -------------------------- --------------------------
         Peru                                    All                       45.00                      $105
         ---------------------------- -------------------------- -------------------------- --------------------------
         Philippines                             All                       8.00                        $75
         ---------------------------- -------------------------- -------------------------- --------------------------
         Poland                                  All                       25.00                       $50
         ---------------------------- -------------------------- -------------------------- --------------------------
         Portugal                                All                       15.00                       $85
         ---------------------------- -------------------------- -------------------------- --------------------------
         Qatar                                   All                       45.00                      $140
         ---------------------------- -------------------------- -------------------------- --------------------------
         Romania                                 All                       35.00                      $100
         ---------------------------- -------------------------- -------------------------- --------------------------
         Russia                            Equities/Bonds                  30.00                      $200
         ---------------------------- -------------------------- -------------------------- --------------------------
         Russia                                MINFIN                      15.00                       $50
         ---------------------------- -------------------------- -------------------------- --------------------------
         Senegal                                 All                       40.00                      $155
         ---------------------------- -------------------------- -------------------------- --------------------------
         Singapore                               All                       3.00                        $40
         ---------------------------- -------------------------- -------------------------- --------------------------
         Slovak Republic                         All                       25.00                      $110
         ---------------------------- -------------------------- -------------------------- --------------------------
         Slovenia                                All                       25.00                      $110
         ---------------------------- -------------------------- -------------------------- --------------------------
         South Africa                            All                       3.00                        $15
         ---------------------------- -------------------------- -------------------------- --------------------------
         South Korea                             All                       10.00                       $20
         ---------------------------- -------------------------- -------------------------- --------------------------
         Spain                                   All                       3.00                        $50
         ---------------------------- -------------------------- -------------------------- --------------------------
         Sri Lanka                               All                       15.00                       $60
         ---------------------------- -------------------------- -------------------------- --------------------------
         Swaziland                               All                       30.00                       $50
         ---------------------------- -------------------------- -------------------------- --------------------------
         Sweden                                  All                       2.00                        $45
         ---------------------------- -------------------------- -------------------------- --------------------------
         Switzerland                             All                       2.00                        $50
         ---------------------------- -------------------------- -------------------------- --------------------------
         Taiwan                                  All                       20.00                      $125
         ---------------------------- -------------------------- -------------------------- --------------------------
         Thailand                                All                       6.00                        $45
         ---------------------------- -------------------------- -------------------------- --------------------------
         Togo                                    All                       40.00                      $155
         ---------------------------- -------------------------- -------------------------- --------------------------






                                                                   33

         ---------------------------- -------------------------- -------------------------- --------------------------
         Trinidad & Tobago                       All                       30.00                       $65
         ---------------------------- -------------------------- -------------------------- --------------------------
         Tunisia                                 All                       40.00                       $45
         ---------------------------- -------------------------- -------------------------- --------------------------
         Turkey                                  All                       15.00                       $15
         ---------------------------- -------------------------- -------------------------- --------------------------
         United Kingdom                          All                       1.50                        $10
         ---------------------------- -------------------------- -------------------------- --------------------------
         Ukraine                                 All                       30.00                       $45
         ---------------------------- -------------------------- -------------------------- --------------------------
         Uruguay                                 All                       50.00                       $65
         ---------------------------- -------------------------- -------------------------- --------------------------
         Venezuela                               All                       40.00                      $125
         ---------------------------- -------------------------- -------------------------- --------------------------
         Zambia                                  All                       30.00                       $50
         ---------------------------- -------------------------- -------------------------- --------------------------
         Zimbabwe                                All                       30.00                       $50
         ---------------------------- -------------------------- -------------------------- --------------------------

         *Any non-Eurobond assets held in CEDEL and Euroclear will be charged at the local market price quote.

         BASE FEE
         --------

         A monthly base charge of $ 900.00 per account will apply.  Also, there will be an additional monthly base fee of $ 250.00  per Sub  Advisor Account.


         *Any Non-Eurobond assets held in CEDEL and Euroclear will be charged at the local market price quote.

         ** All fees quoted are payable monthly

                                    ADDENDUM

                 STANDARD OF CARE - SUB-CUSTODIAN AND RULE 17F-5

(A) Standard of Care.

     (a.) The Custodian shall be responsible for the performance of only such duties as are set forth herein or expressly contained in Instructions which are consistent with the provisions hereof as follows:

     (i) Notwithstanding any other provisions of this Agreement, the Custodian's responsibilities in holding assets with a Sub-Custodian shall be limited to the exercise of good faith and reasonable care as a professional custodian for the assets with respect to its obligations hereunder. The Custodian shall be liable to the Funds for any loss which shall occur as the result of the failure of a Sub-Custodian to exercise reasonable care with respect to the safekeeping of such assets where such loss results directly: (A) from the failure by the Sub-Custodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in its local market or (B) from the willful default, willful misconduct or negligence of such Sub-Custodian in the provision of custodial services by it or any officers, employees or agents retained by such Sub-Custodian to provide any part of such services; or (C) from the burglary, robbery, hold-up, theft or mysterious disappearance of assets, including loss by damage or destruction. In the event of any loss to the Funds which is compensable hereunder (i.e. a loss arising by reason of willful misconduct or the failure of the Custodian or its Sub-Custodian to use good faith and reasonable care), the Custodian shall be liable to the Funds only to the extent of the Funds's actual damages, to be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances. The Custodian shall have no liability whatsoever for any consequential, special, indirect or speculative loss or damages (including, but not limited to, lost profits) suffered by the Funds in connection with the transactions and services contemplated hereby and the relationship established hereby even if the Custodian has been advised as to the possibility of the same and regardless of the form of the action.

     (ii) As long as the Custodian shall have been in compliance with its obligations under Rule 17f-5 under the 1940 Act to determine that each Sub-Custodian has the requisite financial strength for the assets, the Custodian shall not be responsible for the insolvency of any Sub-Custodian which is not a branch or affiliate of the Custodian, except however, that the Custodian will be responsible for the insolvency of any Sub-Custodian which it appoints if such appointment was made negligently or in bad faith. The Custodian shall not be responsible for any act, omission, default, or the solvency of any broker or agent which it or a Sub-Custodian appoints unless such appointment was made negligently or in bad faith.

(B)  COMPLIANCE  WITH  SECURITIES  AND  EXCHANGE  COMMISSION  RULE 17F-5  ("RULE
17F-5").

     (a) The Board of Trustees hereby delegates to the Custodian, and the Custodian hereby accepts the delegation to it of, the obligation to perform as the Funds's "Foreign Custody Manager" (as that term is defined in Rule 17f-5(a)(3)), including for the purposes of: (i) selecting Eligible Foreign Custodians (as that term is defined in Rule 17f-5(a)(1), as the same may be amended from time to time, or that have otherwise been exempted by SEC exemptive order, rule or other appropriate SEC action) to hold the Funds's foreign assets (as that term is defined in Rule 17f-5(a)(2)), (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in Rule
17f-5(c)(2)), and (iii) monitoring such foreign custody arrangements (as set forth in Rule 17f-5(c)(3)).

     (b) In connection  with the  foregoing,  the Custodian  shall:

     (i) Provide written reports notifying the Board of Trustees, or its designated agent, of the placement of foreign assets with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to the Board of Trustees at such times as the Board of Trustees deems reasonable and appropriate based on the circumstance of the Funds's foreign custody arrangements but until further notice from the Funds requesting a different schedule, such reports shall be provided not



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less than quarterly in summary form, with a more detailed report annually;

     (ii) Exercise such reasonable care, prudence and diligence in performing as
the  Funds's  Foreign  Custody  Manager  as  a  professional   custodian  having
responsibility for the safekeeping of foreign assets would exercise;

     (iii) In selecting an Eligible Foreign Custodian, first have determined that foreign assets placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such assets, including, without limitation, those factors set forth in Rule 17f-5(c)(1)(I);

     (iv) Determine that the written contract with the Eligible Foreign Custodian requires that the Eligible Foreign Custodian will provide reasonable care for Foreign Assets based on the standards applicable to custodians in the relevant market as provided in Rule 17f-5(c)(2) and will include, at a minimum, the contractual provisions set forth in Rule 17f-5(c)(2)(i) or (ii); and

     (v) Have established a system to monitor the continued appropriateness of maintaining foreign assets with particular Eligible Foreign Custodians, in accordance with Rule 17f-5(c)(2)(i), and performance of the governing contractual arrangements, in accordance with Rule 17f-5(c)(2); it being understood, however, that in the event that the Custodian shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford foreign assets reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, the Custodian shall promptly so advise the Funds and shall then act in accordance with the Instructions of the Funds with respect to the disposition of the affected foreign assets.

     Subject to (b)(i)-(v) above, the Custodian, in its capacity as Foreign Custody Manager, is hereby authorized to place and maintain foreign assets on behalf of the Funds with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by the Custodian.

(c) The Custodian
represents to the Funds that it is a U.S. Bank as defined in Rule 17f-5(a)(7). The Funds represents to the Custodian that, (1) the Assets being placed and



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maintained  in the  Custodian's  custody are subject to the 1940 Act as the same may be amended from time to time; (2) its Board of Trustees has determined that it is reasonable to rely on the Custodian to perform as the Funds's Foreign Custody Manager; and (3) its Board of Trustees or its investment adviser shall have determined that the Funds may maintain foreign assets in each country in which the Funds's foreign assets shall be held hereunder and determined to accept the risks arising therefrom (including, but not limited to, a country's financial infrastructure, prevailing custody and settlement practices, laws applicable to the safekeeping and recovery of foreign assets held in custody,
and  the  likelihood  of  nationalization,   currency  controls  and  the  like)
(collectively ("Country Risk"); provided that, Country Risk shall not include the failure of an Eligible Foreign Custodian to exercise reasonable care). Nothing contained herein shall require the Custodian to make any selection on behalf of the Funds that would entail consideration of Country Risk.



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